Exhibit o(i) under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K


                                   POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of Federated Equity Income Fund, Inc. and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                 ...      TITLE                            DATE

/s/John F. Donahue        ....      Chairman and Director         May 15, 2000
John F. Donahue          .....      (Chief Executive Officer)

/s/Richard B Fisher      .....      President                     May 15, 2000
Richard B. Fisher

/s/J. Christopher Donahue.....      Executive Vice President      May 15, 2000
J. Christopher Donahue

/s/Richard J. Thomas    ......      Treasurer                     May 15, 2000
Richard J. Thomas       ......(Principal Financial and
                        ......Accounting Officer)

/s/Thomas G. Bigley       ....      Director                      May 15, 2000
Thomas G. Bigley

/s/John T. Conroy, Jr.              Director                      May 15, 2000
John T. Conroy, Jr.

/s/Nicholas P. Constantakis...      Director                      May 15, 2000
Nicholas p. Constsantakis

/s/John F. Cunningham              Director                       May 15, 2000
John F. Cunningham

/s/Lawrence D. Ellis, M.D.         Director                       May 15, 2000
Lawrence D. Ellis, M.D.

/s/Peter E. Madden                 Director                       May 15, 2000
Peter E. Madden

/s/Charles F. Mansfield, Jr.       Director                       May 15, 2000
Charles F. Mansfield, Jr.

/s/John E. Murray, Jr.             Director                       May 15, 2000
John E. Murray, Jr.

/s/Marjorie P. Smuts               Director                       May 15, 2000
Marjorie P. Smuts

/s/John S. Walsh                   Director                       May 15, 2000
John S. Walsh

Sworn to and subscribed before me this 15th day of May, 2000

/s/Janice L. Vandenberg
Janice L. Vandenberg
Notarial Seal

Janive L. Vandenberg, Notary Public
Pittsburgh, Allegheny County
My Commission Expires July 4, 2002
Member, Pennsylvania Association of Notaries